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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44114) pertaining to the 1997 Stock Plan, 1998 Stock Plan and 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-102922, No. 333-84620, No. 333-58680) pertaining to the 1998 Stock Plan and 2000 Employee Stock Purchase Plan, and the related prospectus of SeeBeyond Technology Corporation (formerly Software Technologies Corporation) of our report dated January 27, 2004, with respect to the consolidated financial statements, as amended, and financial statement schedule of SeeBeyond Technology Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission

Woodland Hills, California
March 9, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS